UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2017

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20800 Swenson Drive, Suite 175 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2017, Telkonet, Inc. (the “Company”) entered into an employment agreement with Richard E. Mushrush, the Company’s Chief Financial Officer, for a term commencing effective as of May 1, 2017 and expiring on May 1, 2018 (the “Employment Agreement”). The terms of the Employment Agreement will automatically renew for an additional 12 months unless the parties mutually agree or unless the Employment Agreement is terminated in accordance with its terms. Pursuant to the Employment Agreement, Mr. Mushrush will receive a base salary of $122,000 and bonuses and benefits based on the Company’s internal policies and on participation in the Company’s incentive and benefit plans.

The Employment Agreement described above provides that, in the event of the termination of employment of Mr. Mushrush by mutual consent of Mr. Mushrush and the Company, or if Mr. Mushrush’s employment is terminated other than for “cause”, as defined in the Employment Agreement, then Mr. Mushrush will receive an amount equal to six months of his base salary and compensation for health care premiums for a six-month period following the date of termination. In the event of termination of employment by Mr. Mushrush for “good reason”, as defined in the Employment Agreement, the Company will continue to pay Mr. Mushrush’s base salary and provide him with continued participation in each employee benefit plan for the period beginning on the date of termination and ending on the expiration of the term the Employment Agreement or, if such period is less than six months, for a period of six months from the date of notice of such termination. In the event that Mr. Mushrush is terminated for “cause”, Mr. Mushrush will be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law. The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of May 1, 2017, by and between Telkonet, Inc. and Richard E. Mushrush.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2017	TELKONET, INC.

	By:	/s/ Jason L. Tienor
Jason L. Tienor President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective as of May 1, 2017, by and between Telkonet, Inc. and Richard E. Mushrush

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